EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Versant Contact:
Lee McGrath
Chief Financial Officer
Versant Corporation
1-800-VERSANT
510-789-1500
lmcgrath@versant.com

Versant IR Contact:
Scott Liolios
Liolios Group, Inc.
949-574-3860
scott@liolios.com

Versant Announces Results for Third Quarter 2004

Key Highlights: Acquisitions of JDO Genie and US Distributor FastObjects, Inc.

Fremont, California, August 31, 2004 - Versant Corporation (NASDAQ: VSNT), today announced results for its third fiscal quarter ended July 31, 2004.

Versant reported total revenue of $6.1 million for the third quarter. Data management business revenue for the third quarter was $5.3M. Catalog business revenue for the third quarter was $840,000. Net loss applicable to common shareholders for the third quarter of 2004 was $3.8 million or ($0.11) per share. Loss from operations for the quarter was $3.9 million. Approximately $2.9 million of this loss was from the data management business, however included in this loss was approximately $1.5 million of non-cash expense principally due to goodwill write-offs. Loss from operations for the catalog business was approximately $979,000, including approximately $212,000 restructuring charge.

“Third quarter was our first full quarter as a merged company with Poet. We have already seen some of the primary benefits that motivated the merger highlighted by the performance of our European data management business that was the strongest in three years. However, our revenues did not meet our overall expectations primarily because of a shortfall in North American data management revenues,” said Nick Ordon, Versant’s chairman and chief executive officer. “We continued to see cautious buying behavior in North America with the average transaction size smaller than what we saw a year ago.”

Key Highlights

•                  Acquisition of JDO Genie product

•                  Acquisition of Fast Objects, Inc.

“We moved our JDO and data access strategy forward significantly with the addition of JDO Genie to Versant’s product line,” said Ordon. “Our launch of this new product at the Java One tradeshow and the initial enthusiastic response from the market demonstrates that the product addresses significant problems in the areas of data persistence and object relational mapping for Java customers. This product line will also be integrated with our .Net persistence products in the near future to give us a strong presence in the Java and .NET marketplaces. We also closed several new customers with JDO Genie in its first quarter of operation including Statoil, Banksys, Misys and T-Systems.”

“The acquisition of FastObjects, Inc. was another step in integrating Versant’s and Poet’s businesses”, said Ordon. “We already see the channel consolidation in North America as a positive factor and will continue to see the benefits of this acquisition in the future.”

Future Outlook

Ordon said, “We expect to see modest improvement in North American data management revenues and expect European data management revenues to track consistent with third quarter of 2004. Consistent with Versant’s proven track record of cash and expense management, we expect to take actions to reduce operating expenses by the end of fourth quarter 2004, such that we enter 2005 aligned with the enterprise software business environment as we currently view it. Fortunately, as a merged company we have broader resources to weather the unforeseen shortfall in our North American business.”

“We continue to investigate the possibility of identifying a strategic partner or acquirer of our catalog business. In the event we can not successfully conclude a sale of this business, we are committed to its continuing operation. We have taken the actions we view as necessary and expect to operate the catalog business to be cash flow neutral by the end of the fourth fiscal quarter of 2004,” added Ordon.

The detailed guidance for the fourth fiscal quarter of 2004 is provided in the attached tables.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in data management and open data access software.  Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs and deliver products with a strong competitive edge.  Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense.  With over 5,000 installations, Versant has been a highly reliable partner for over 14 years for Global 2000 companies such as British Airways, US Government, Financial Times, IBM, and MCI.  For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Forward-looking statements are statements about future events or forecasts or Versant’s future performance and may be identified by the use of words such as “expects”,

“anticipates”, “believes” or other similar words or phrases. This press release contains forward-looking statements concerning several matters including, without limitation: guidance regarding Versant’s anticipated operating results for its fourth fiscal quarter in fiscal 2004; the potential impact of Versant’s acquisition of the JDO Genie product on Versant’s acquisition of new customers and its ability to make new deployments of products with existing customers; Versant’s intention to integrate its .Net and JDO Genie product offerings and the effect of that integration on certain markets; the future impact of Versant’s acquisition of FastObjects, Inc. on Versant’s operations and ability to successfully consolidate its sales North American sales channels; the integration of Versant’s and Poet’s businesses and its impact on Versant’s operating results; the expected realization of certain benefits and synergies from Versant’s merger with Poet Holdings, including European operating results. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future and that these statements involve risks and uncertainties that may cause Versant’s actual results and the subject matter of these forward-looking statements to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: the state of the market for database management products; our ability to timely develop new and relevant products; the impact of competitive technologies and product offerings on our sales and prices; our ability to develop and offer products that successfully and flexibly operate in different computing environments; the performance of our resellers;  our ability to successfully market the JDO Genie and FastObjects products, delays in sales cycles for our products and services, our ability to operate the catalog business at cash flow neutral absent identifying a strategic partner or acquirer, continued integration issues related to our merger with Poet Holdings and our ability to successfully preserve cash. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant, FastObjects and Poet, are either registered trademarks or trademarks of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call

Versant will host a teleconference to discuss third quarter fiscal 2004 results today after markets close. The details for the earnings call are as follows:

Date:	Tuesday, August 31, 2004
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number:	1-800-473-6123
International:	1-973-582-2706
Internet Simulcast*:	http://www.viavid.net/detailpage.aspx?sid=00001E33

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and put you on hold until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until September 06, 2004

(pass code 5100297)

Toll-free 1-877-519-4471, International 1-973-341-3080

Internet Simulcast: http://www.viavid.net/detailpage.aspx?sid=00001E33

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31, 2004	October 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,188	$3,311
Accounts receivable, net allowances	4,570	4,023
Other current assets	890	623
Total current assets	10,648	7,957

Property and equipment, net	1,153	1,232
Other assets	82	543
Intangibles, net of accumulated amortization	6,466	389
Goodwill	16,523	948
Total assets	$34,872	$11,069

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Line of credit	$—	$500
Accounts payable	845	739
Accrued liabilities	3,745	2,148
Current portion of deferred revenue	3,519	3,905
Current portion of deferred rent	68	63
Total current liabilities	8,177	7,355

Long-term liabilities, net of current portion:
Long-term portion of deferred revenue	45	83
Long-term portion of deferred rent	262	309
Total long-term liabilities	307	392

Total liabilities	8,484	7,747
Shareholders’ equity:
Convertible preferred stock, no par value	—	4,912
Common stock, no par value	94,081	57,956
Deferred compensation	(603)	—
Accumulated deficit	(67,543)	(59,568)
Accumulated other comprehensive income	453	22
Total shareholders’ equity	26,388	3,322
	$34,872	$11,069

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2004	2003	2004	2003

Revenue:
License	$2,292	$1,903	$7,083	$6,237
Maintenance	1,957	1,501	5,257	4,599
Professional services	1,843	2,025	5,328	5,466
Total revenue	6,092	5,429	17,668	16,302

Cost of revenue:
License	167	17	404	819
Maintenance	595	343	1,384	1,055
Professional services	1,822	1,670	4,837	4,576
Amortization of purchased intangibles	301	24	474	67
Total cost of revenue	2,885	2,054	7,099	6,517

Gross profit	3,207	3,375	10,569	9,785

Operating expenses:
Marketing and sales	2,499	1,861	6,801	5,754
Research and development	2,004	971	4,455	3,380
General and administrative	1,317	685	3,540	2,315
Restructuring charge	212		414
Impairment of intangibles	1,024		1,024
Non cash stock expense	76		99
Total operating expenses	7,132	3,517	16,333	11,449

Total loss from operations	(3,925)	(142)	(5,764)	(1,664)

Other income, net	102	4	243	138

Total loss before taxes and deemed dividend	(3,823)	(138)	(5,521)	(1,526)
Provision for income taxes	22	15	68	62
Net Loss	$(3,845)	$(153)	$(5,589)	$(1,588)
Deemed dividend to preferred shareholders			(2,422)
Cumulative effect of accounting change	35		35
Net loss applicable to common shareholders	$(3,810)	$(153)	$(7,976)	$(1,588)

Basic and diluted net loss per share applicable to common shareholders	$(.11)	$(.01)	$(.27)	$(.12)

Basic and diluted weighted average common shares	34,577	13,672	29,400	13,563

VERSANT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
ACTUAL RESULTS FOR THE QUARTER ENDED JULY 31, 2004
(In thousands, except per share amounts)

	Data Management	Catalog Business	Total Versant

Revenue	5,252	840	6,092

Gross Margin	54%	46%	53%

Loss From Operations	(2,946)	(979)	(3,925)

Net Loss Applicable to Common Shareholders	N/A	N/A	(3,810)

Net Loss Per Share Applicable to Common Shareholders	N/A	N/A	$(0.11)

The following information is a forward-looking statement and does not reflect any historical financial results of operation of Versant Corporation and its Subsidiaries

VERSANT CORPORATION AND SUBSIDIARIES
GUIDANCE FOR QUARTER ENDING OCTOBER 31, 2004
(In thousands, except per share amounts)

	Low End of Guidance Range
	Data Management		Catalog Business	Total Versant

Revenue	5,500		800	6,300

Gross Margin	56%		45%	55%

Loss From Operations	(1,526	)(a)	(334)	(1,860)

Net Loss Applicable to Common Shareholders	N/A		N/A	(1,781)

Net Loss Per Share Applicable to Common Shareholders	N/A		N/A	$(0.05)

(a) Includes:
• amortization of intangible assets. (Primarily those acquired in the Poet acquisition)	267
• Includes depreciation of fixed assets	225
• Non Cash Stock Compensation	70
Total Non Cash Expense Included	$562

	High End of Guidance Range
	Data Management		Catalog Business	Total Versant

Revenue	6,500		900	7,400

Gross Margin	63%		51%	61%

Income/ (Loss) From Operations	(526	)(a)	(234)	(760)

Net Loss Applicable to Common Shareholders	N/A		N/A	(681)

Net Loss Per Share Applicable to Common Shareholders	N/A		N/A	$(0.02)

(a) Includes:
• amortization of intangible assets. (Primarily those acquired in the Poet acquisition)	267
• Includes depreciation of fixed assets	225
• Non Cash Stock Compensation	70
Total Non Cash Expense Included	$562